UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

ORBITZ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33599	20-5337455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 12, 2015, Orbitz Worldwide, Inc., a Delaware corporation (the “Company”), Expedia, Inc., a Delaware corporation (“Expedia”), and Xeta, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Expedia (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Expedia. At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company outstanding immediately prior to the Effective Time (other than any shares owned by the Company, Expedia, Merger Sub or Merger Sub’s direct parent or any dissenting shares) will be automatically converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”).

The Board of Directors of the Company (the “Board”) by a unanimous vote of directors present approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company (the “Company Stockholder Approval”). The closing of the Merger is also subject to various customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other regulatory clearances, the absence of any governmental order prohibiting the consummation of the transactions contemplated by the Merger Agreement, the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifications) and compliance with the covenants and agreements in the Merger Agreement in all material respects.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (2) not to engage in specified types of transactions during this period unless consented to in writing by Expedia, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, and (4) subject to certain exceptions, not to withdraw, qualify or modify in a manner adverse to Parent or Merger Sub the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement.

Subject to certain limited exceptions, the Merger Agreement provides that the Company, its subsidiaries, and its and their respective representatives are prohibited from, among other things, initiating, soliciting, or knowingly encouraging or facilitating the making or submission of any alternative acquisition proposals from third parties or providing information to or participating in any discussions or negotiations regarding an alternative acquisition proposal with any person that has made an alternate acquisition proposal.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a superior proposal (subject to compliance with certain notice and other requirements). The Merger Agreement provides that, in connection with termination of the Merger Agreement by the Company or Expedia upon specified conditions, the Company will be required to pay to Expedia a termination fee of $57.5 million. If the Merger Agreement is terminated as a result of the failure to obtain competition law approvals or a legal prohibition related to competition law matters, a termination fee of $115 million will be payable by Expedia to the Company, subject to certain limitations. In addition, subject to certain exceptions and limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by August 12, 2015 (or as such date may be extended pursuant to the terms of the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Expedia. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Letters provided by each of the Company and Expedia to each other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Expedia rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company or Expedia.

Additional Information

This communication is being made in respect of the proposed transaction involving Orbitz Worldwide, Inc. and Expedia, Inc. Orbitz Worldwide intends to file with the SEC a proxy statement in connection with the proposed transaction with Expedia as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Orbitz Worldwide and will contain important information about the proposed transaction and related matters. ORBITZ WORLDWIDE’S SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Orbitz Worldwide with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Orbitz Worldwide will be able to obtain free copies of the proxy statement from Orbitz Worldwide by contacting Investor Relations by mail at Attn: Investor Relations, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

Participants in the Solicitation

Expedia and Orbitz Worldwide and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Expedia’s directors and executive officers is included in Expedia’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 6, 2015 and the proxy statement for Expedia’s 2014 annual meeting of stockholders, filed with the SEC on April 28, 2014. Information about Orbitz Worldwide’s directors and executive officers is included in Orbitz Worldwide’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 6, 2014 and in the proxy statement for Orbitz Worldwide’s 2014 annual meeting of stockholders, filed with the SEC on April 25, 2014. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Throughout this document pertaining to the merger transaction between Expedia and Orbitz Worldwide, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Expedia or Orbitz Worldwide or their respective businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the stockholders of Orbitz Worldwide to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of Expedia and Orbitz Worldwide to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of Expedia and/or Orbitz Worldwide; (5) the ability of Expedia and Orbitz Worldwide to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Expedia to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Expedia’s and Orbitz Worldwide’s most recent Annual Reports on Form 10-K, and Expedia’s and Orbitz Worldwide’s more recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Expedia and Orbitz Worldwide can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither Expedia nor Orbitz Worldwide undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Expedia and Orbitz Worldwide do not intend, and assume no obligation, to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 12, 2015, by and among Orbitz Worldwide, Inc., Expedia, Inc. and Xeta, Inc.

99.1	Press release of Orbitz Worldwide, Inc. and Expedia, Inc., dated February 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
(Registrant)

Date:	February 12, 2015

/s/ Michael Randolfi
Michael Randolfi
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 12, 2015, by and among Orbitz Worldwide, Inc., Expedia, Inc. and Xeta, Inc.

99.1	Press release of Orbitz Worldwide, Inc. and Expedia, Inc., dated February 12, 2015.